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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    FEBRUARY 28, 2001


                               THE WMA CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


             0-23637                            58-2179041
    (Commission file number)           (IRS Employer Identification No.)


           11315 JOHNS CREEK PARKWAY, DULUTH, GEORGIA       30097
            (Address of principal executive offices)       (zip code)


                                 (770) 248-3311
              (Registrant's telephone number, including area code)





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ITEM 5.  OTHER EVENTS

         The WMA Corporation (the "Company") has been informed that AEGON Asset Management Services, Inc., an indirect wholly owned subsidiary of AEGON N.V., is negotiating and in the process of forming two new companies to purchase certain assets of the Company's affiliates, World Marketing Alliance, Inc. and WMA Securities, Inc. No other details regarding the proposed transaction have been disclosed pending the completion and execution of a definitive agreement and approval of AEGON N.V.'s Board of Directors.

         WMA Life Insurance Company Limited, a wholly owned subsidiary of the Company, reinsures certain life insurance policies and annuities sold by a network of independent agents associated with World Marketing Alliance, Inc., which includes policies issued by Western Reserve Life Assurance Co. of Ohio, an indirect wholly owned subsidiary of AEGON N.V. The proposed asset purchase does not include any assets or securities of the Company. It is unclear what impact, if any, the proposed transaction will have upon the reinsurance business of the Company.






                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    February 28, 2001                    THE WMA CORPORATION



                                   By:    /s/ Edward F. McKernan
                                      ------------------------------------------
                                   Name:  Edward F. McKernan
                                   Title: President and Chief Financial Officer